UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Rule 14a-12

LANDMARK APARTMENT TRUST, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Set forth below is a copy of an employee communication first distributed by Landmark Apartment Trust, Inc. on October 27, 2015.

Team Landmark,

Thanks to each of you that have taken the time to send your questions to Transitions@latapts.com. We understand that this change may bring about excitement and anxiety and we hope to provide you with on-going updates to keep you informed.

Please find below some of the questions that have been submitted with the information that we can provide:

What will the hiring process include and when will it begin?

Priority one will be to get Milestone representatives out to each of the sites and talk to all team members. As soon as possible, they will secure their staffing schedule for each site and extend formal offer letters that will outline the issues that most concern members, pay, tenure, vacation, on-site discounts, etc. They will not leave the members wondering about their jobs. The business needs to run and they will need our team members.

Team members will need to complete a pre-employment background check and drug screening within 30 days of the closing. More information about that process and what is included will be provided by Milestone

Does Milestone have a bonus program?

Milestone does have a bonus program and details will be shared with the members when Milestone meets with them. Generally, there is a monthly and a quarterly bonus program in place for site employees that they feel certain will please our team members.

Has anything changed with the Landmark bonus programs?

The Landmark bonus programs are still in effect, and any bonuses earned will be paid. In addition, our Million Dollar Club is still going strong and will remain in effect until the close of the sale.

What benefits does Milestone provide and will my insurance program change?

Milestone will be providing you with a detailed summary of their benefit programs, including medical, dental, vision and 401K. As was mentioned on the call, the programs are very comparable to the Landmark programs. The insurance company will be changing for many of the benefits and additional information will be provided to you.

What is Milestone’s pay schedule?

Milestone pays on a bi-weekly basis, or every-other-Friday. Additional information about setting up your direct deposit and the payroll systems will be provided at a later date.

What is the rental discount for team members?

The rental discount will be 20% for full time and 10% part time for all associates. For those team members currently receiving a 100% discount, Milestone will work through a plan to get all associates to a 20% tax free discount.

What will happen to my PTO hours?

PTO for all team members will be paid out per the Landmark policy (stated in the September 15 Team Member Handbook posted to ADP). Unfortunately, no exceptions will be made to the policy. We encourage you to schedule time off as you can over the coming months. PTO time will be paid, per policy effective the date of closing of the transaction.

What is the Milestone policy on PTO time accruals?

Milestone offers separate time off for sick time, vacation time, and personal time. More information about their programs will be provided in the coming weeks and months.

What holidays are employees off? Are holidays based on performance, whether a site can be closed or has to stay open?

Milestone offers 8 paid holidays per year. Details on the specific days and policy will be provided by Milestone representatives at the time that they meet with Landmark team members.

What software systems does Milestone use?

Milestone uses Yardi and Entrada. We will be working closing together over the coming months to develop a transition plan, including any training that will be required.

Why wasn’t my specific question answered in this email?

We received many thoughtful questions from Landmark team members since the announcement. We have recorded all of the questions, however at this time there are some questions that we just don’t have answers to right away. We will be working closely with the Milestone team to continue to seek answers to your questions and will be sending on-going communications throughout this transition.

Thank you to each of you for your continued hard work and on-going professionalism. We will continue to be as transparent as possible to keep you informed throughout this transition.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, Landmark Apartment Trust, Inc. (the “Company”) expects to file with the SEC a proxy statement, which proxy statement will be mailed or otherwise disseminated to the Company’s stockholders when it becomes available. The Company also plans to file other relevant documents with the SEC regarding the proposed merger of the Company with and into Monument Partners, L.L.C. (the “Merger”). INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGERS. You may obtain a free copy of the proxy statement and other relevant documents filed by the Company with the SEC (if and when they become available) at the SEC’s website at www.sec.gov. Copies of the documents filed by the Company (if and when they become available) will be available free of charge on its website at www.latapts.com, or by directing a written request to Landmark Apartment Trust, Inc. at 4901 Dickens Road, Suite 101, Richmond, Virginia 23230, Attention: Investor Relations.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about the Company’s directors and executive officers in the Company’s definitive proxy statement filed with the SEC on April 23, 2015 in connection with its 2015 annual meeting of stockholders. Additional information regarding the interests of such potential participants will be included in the proxy statement and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from the Company using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.